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                                                                     EXHIBIT 5.1

                      BROBECK, PHLEGER & HARRISON LLP 4675
                       MacArthur Court, Suite 1000 Newport
                             Beach, California 92660

                                January 17, 1997


ATL Products, Inc.
1515 South Manchester Avenue
Anaheim, California 92802-2907


         Re:     Registration Statement on Form S-1 (Registration No. 333-18537)

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-1 (Registration No. 333-18537) filed by ATL Products, Inc. (the "Company") with the Securities and Exchange Commission on December 23, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 1,895,000 shares of Class A Common Stock, $.0001 par value (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit the transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to all references to our firm included in the Registration Statement, the Prospectus constituting a part thereof and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                      Very truly yours,

                                      /s/ BROBECK, PHLEGER & HARRISON LLP